Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63393, No. 333-77879, No. 333-86069, No. 333-86071, No. 333-30512) of CSK Auto Corporation of our report dated April 24, 2003 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated April 24, 2003 relating to the financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Phoenix, Arizona
April 24, 2003